Sheet1

MuniYield California Insured Fund II, Inc.
File Number: 811-6692
CIK Number: 888410
For the Period Ending: 04/30/2001

Pursuant to Exemptive Order No. IC-15520 the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the six-month period ended April 30, 2001.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

12/28/2000	$2,800	Cal Hsg Fin Agy Rev/Dly	5.00%	02/01/2026

Last Updated on 06/26/2001
By Karen Lang